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EXHIBIT 10

                             JOINT VENTURE AGREEMENT


         This Joint Venture Agreement (the "Agreement") is dated, entered into and made effective this 17th day of January, 2005, by and among Mayfair Mining and Minerals ( UK ) Ltd. ("Mayfair UK"), Mwaca Mines and Gemstones Ltd., a Zambia private company and Kasazi Mining Limited, a Zambia private company, all of Kafue, Luzaka, Zambia (jointly referred to as "Nyendwa")

                                R E C I T A L S

         A. Nyendwa is the owner, free and clear of certain prospecting licenses, property and improvements situated thereon, all as more particularly described in Schedule A attached hereto and incorporated herein by reference (the "Properties").

         B. Mayfair UK and Nyendwa desire to jointly form a Zambian private company to be called Mayfair Zambia or similar name and enter into a joint venture whereby the parties shall develop the Properties outlined in Schedule A.

         Now, therefore, the parties hereby agree to be bound on the following terms and conditions:

1.       OBLIGATIONS OF MAYFAIR UK:

         a) Mayfair UK will provide a loan to Mayfair Zambia the sum of US $150,000 as the first year's budget to incorporate the Zambian subsidiary and set up the infrastructure necessary to perform the first, second and third year's work program on the properties and to fund the plant requirements to reopen the Amethyst mine. As consideration for making such loan, Mayfair UK shall receive a 70% equity interest in Mayfair Zambia. In addition, Mayfair shall be repaid the US$150,000 loan from proceeds from mining operations, if any, on a schedule and payment plan approved by the Board of Directors of Mayfair Zambia, in the Board's sole discretion.

         b) The US$150,000 shall be deposited by Mayfair UK into the Mayfair Zambia working capital bank account in increments of $12,500 a month, commencing January 2005, or, in the case of machinery purchase, on an as-needed basis, up to a maximum of US$150,000. Said monies shall be used predominantly towards exploration and development of the Properties and, on expanding the reserves, all as more specifically determined by the Board of Directors of Mayfair Zambia, in its discretion.

         c) Mayfair UK shall have the right to withdraw its funding obligations hereunder if it, in its sole discretion, determines the project subject hereof is no longer feasible for any reason, and, thereupon, shall have no further liability to any party for any reason, effective the date Mayfair gives all parties written notice of its decision.

2.       OBLIGATIONS OF NYENDWA:

         (a) Upon signing of this Agreement Nyendwa shall transfer to the joint venture company (Mayfair Zambia) the rights to the mining licenses specifically referred to in Schedule "A", free and clear of all liens and encumbrances of whatsoever nature, and shall execute any and all documents required to effect such transfer in compliance with all local laws, rules and regulations applicable thereto.

         (b) Julie Nyendwa and Upendo Nyendwa shall be in charge of the day-to-day working operations of the Mayfair Zambia joint venture company and shall both be paid a monthly salary, more specifically outlined in Schedule "B", to perform these duties. However, the Board of Directors of Mayfair Zambia shall make all decisions regarding such operations and future operations. (See paragraph 3(c) below.)


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3.       JOINT OBLIGATIONS OF MAYFAIR UK AND NYENDWA:

         (a) After Mayfair UK's initial investment of $150,000 has been completed, if additional funds are deemed necessary by the Board of Directors of Mayfair Zambia to further develop the Properties, any additional capital investments required shall be provided by Mayfair UK, on a mutually agreed basis, and deposited to the credit of Mayfair Zambia's bank account.

         (b) All usual and customary project costs associated with the Properties shall be billed and carried on the books of Mayfair Zambia at cost.

         (c) A Board of Directors of Mayfair Zambia shall consist of three persons and shall be established with representation of two directors appointed by Mayfair UK and one director appointed by Nyendwa, and all decisions regarding the Properties and the management of Mayfair Zambia shall be made by said Board of Directors.

         (d) Mayfair Zambia shall assume liability for reclamation costs of the Properties (disturbed areas, heaps, etc.) as required by law.

4.       TERMS OF THE AGREEMENT:

         (a) COMMENCEMENT: This Agreement shall commence and become effective on the date first stated above and shall continue for successive 10 (ten) year terms unless otherwise terminated hereunder.

         (b) RIGHT OF FIRST REFUSAL: In the event that either party wishes to dispose of part or all of its respective interest and shareholding in Mayfair Zambia, such selling shareholder will be obliged to firstly offer those shares to the existing shareholder(s), on a pro-rata basis, at a fair market value agreed upon by the parties, failing which, such value shall be assessed by a qualified independent appraiser selected by the parties, or, upon failure to agree on an appraiser, each party shall select one appraiser and the two appraisers so selected shall select a third appraiser, and the three (3) appraisers shall establish the value. The non-selling shareholder shall have thirty (30) days after (a) receipt of the written notice of intent to sell (if the parties agree on a fair market value) or (b) receipt of the written appraisal, within which to give the selling shareholder written notice of its intent to purchase the shares. The parties shall share equally in the expense of the appraisal.

5.       GENERAL PROVISIONS:

         (a) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective agents, employees, successors and assigns, including all additional companies and/or business entities of either party. No assignment of any part of this Agreement shall be valid unless previously approved in writing by all parties.

         (b) CAPTIONS: The captions and subject headings of the paragraphs of this Agreement are for convenience only and shall have no effect on its interpretation.

         (c) GENDER AND NUMBER: When required by the context of this Agreement, the masculine, feminine or neuter gender, and the singular or plural thereof, shall each be deemed to include the other.

         (d) COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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         (e)      ENTIRE AGREEMENT; MODIFICATION; WAIVER: This Agreement
                  constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         (f) ARBITRATION: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding and specifically enforceable arbitration, by a two-person arbitration panel. The arbitration panel will consist of Dr. Salinas K. Mwenechanya of Lusaka, Zambia and Mr. Viv Byrne of CSA Group Ltd., Dublin, Ireland.

         (g) EXECUTION OF AGREEMENT; APPLICABLE LAW: This Agreement has been executed and is to be performed in the UK and the laws of the UK shall apply exclusively hereto and be binding in all respects.

         (h) AUTHORITY AND APPROVALS: Each party expressly represents and warrants that it (a) has full corporate authority and power to enter into this Agreement and perform its obligations hereunder; (b) this Agreement, when executed, shall constitute a valid and binding agreement of the party and no further approvals shall be necessary; (c) this Agreement shall be specifically enforceable against the party; and (d) the execution and delivery of this Agreement shall not violate, conflict or result in a default or breach of any law, rule, regulation or any other agreement to or by which the party is presently subject or bound.

         (i) NOTICES: All notices or other communications hereunder shall be in writing and deemed given to a party if delivered by hand, with written receipt thereof, or by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

                    Mayfair Mining and Minerals (UK) Ltd.,
                                    Pax Hill
                                    Park Lane
                                   Lindfield
                                    West Sussex
                                    RH16 2QS
                                    UK

                                    And

                        Mwaca Mines and Gemstones Ltd.
                        Kasazi Mining Ltd.
                                    The Nyendwa Family
                                    Plot 105
                                    Zweolopili Road
                                    Kafue
                                    Zambia


If mailed, notice shall be deemed given to a party (7) days after postmark by a government-sanctioned postal service.


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IN WITNESS WHEREOF, the parties hereto have entered into and executed this
Agreement the day and year first above written.


                                        Mayfair Mining and Minerals (UK) Ltd.,
                                        a UK incorporated private company.

                                        BY: /s/ Clive de Larrabeiti
                                            ------------------------------------
                                            Clive de Larrabeiti, President



                                        Nyendwa Family, Mwaca Mines and
                                        Gemstones Ltd. and Kasazi Mining Ltd.

                                        BY: /s/ Julie Nyendwa
                                            ------------------------------------
                                            Julie Nyendwa, Individually and as
                                            Officer and Director of the
                                            Corporations and as Representative
                                            of the Nyendwa Family



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SCHEDULE "A"

Properties to be licensed to Mayfair Mining & Minerals ( UK ) Ltd. through Mayfair Mining ( Zambia ) pvt.

GL 67 for SP 62 in Kalomo
GL 370 for SP 73 in Kalomo
GL405 for SP 78 in Kalomo
GL 406 for SP 27 and SP 42 in Kalomo
GL 129 in Mazabuka
GL 130 in Mazabuka
PP 10 in Kapongo And those held by Kasazi Ltd. being:

PP 9 in Nansenga
GL 66 in Kalomo




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SCHEDULE "B"

Employment Agreement

Between:-

Julie Nyendwa and Upendo Nyendwa
of Plot 105, Zweolopili Road,
Kafue, Zambia

And

Mayfair Mining & Minerals ( UK ) Ltd.
Of Paxhill, Park Lane,
Lindfield, West Sussex, UK.

Julie and Upendo Nyendwa agree to be employed full time by the new Zambian company to be established by Mayfair Mining & Minerals ( UK ) Ltd. and to use their best efforts to secure a successful commercial mining operation in Zambia with particular reference to the properties known as Funswe River, Nansinger and the Amethyst Mine located in the Mapatizya constituency of the Kalomo District of Zambia.

Terms agreed - a monthly salary of $1,500 US each.

Length of employment agreement - one year automatically renewable on the anniversary of the joint venture agreement unless one month's termination notice given by either party.